UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2008

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (772) 287-4846

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 16, 2008, the board of directors of Ecosphere Technologies, Inc. (the “Company”) approved a compensation arrangement for Adrian Goldfarb, the Company’s Chief Financial Officer.  As previously reported on a Form 8-K, Mr. Goldfarb has been acting as the Company’s Chief Financial Officer since February 11, 2008 on behalf of WSR Consulting, Inc. (“WSR”).  Mr. Goldfarb became a full-time employee on December 20, 2008.  For his service as a full-time employee, Mr. Goldfarb will be paid an initial base salary of $150,000 per year over a three-year term and was previously granted 400,000 five-year stock options exercisable at $0.27 per share, subject to becoming an employee.

Effective December 20, 2008, the Company amended its Consulting Services Agreement (the “Agreement”) with WSR.  WSR will continue to provide general, accounting and operational management (but not Chief Financial Officer services) to the Company on a part-time basis.  Its prior fee of $19,500 per month has been reduced to $7,000 per month.  As part of the Agreement, Mr. Goldfarb resigned as president of WSR and relinquished all of his ownership interest in WSR, effective December 20, 2008.  Additionally, WSR retained 150,000 of the 650,000 stock options previously issued to it and the vesting period of the stock options was accelerated.  The 150,000 stock option are now fully vested.  WSR transferred the remaining 500,000 stock options to Mr. Goldfarb which vest in six equal increments each June 30th and December 31st, beginning December 31, 2008.  Additionally, 325,000 of Mr. Goldfarb’s stock options are subject to further vesting based upon a specific performance milestone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ PATRICK HASKELL
Patrick Haskell Chief Executive Officer

Date:  December 22, 2008